Exhibit 3.1

Document must be filed electronically. Paper documents will not be accepted. Document processing fee Fees & forms/cover sheets are subject to change. To access other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.	$50.00	Colorado Secretary of State Date and Time: 03/24/2010 06:09 PM ID Number: 19961043572 Document number: 20101176219 Amount Paid: $50.00

ABOVE SPACE FOR OFFICE USE ONLY

Statement of Conversion Converting a Domestic Entity into a Foreign Entity filed pursuant to § 7-90-201.7 (1) and § 7-90-204.5 of the Colorado Revised Statutes (C.R.S.)

1.	For the converting entity, its ID number, entity name, form of entity, jurisdiction under the law of which it is formed, and principal office address are

ID number	19961043572
(Colorado Secretary of State ID number)

Entity name	CHAY ENTERPRISES, INC.

Form of entity	Corporation

Jurisdiction	Colorado

Principal office street address	8400 East Crescent Parkway
(Street number and name)
Suite 600
	Greenwood Village	CO	80111
	(City)	(State)	(ZIP/Postal Code)
United States
	(Province – if applicable)	(Country)

Principal office mailing address	8400 East Crescent Parkway
(leave blank if same as street address)	(Street number and name or Post Office Box information)
Suite 600
	Greenwood Village	CO	80111
	(City)	(State)	(ZIP/Postal Code)
United States.
	(Province – if applicable)	(Country)

2.	For the resulting entity, its true name, form of entity, jurisdiction under the law of which it is formed, and principal address are

True name	Chay Enterprises, Inc.

Form of entity	Foreign Corporation

Jurisdiction	Delaware

CONV_FOR_1	Page 1 of 3	Rev. 02/26/2008

Street address	8400 East Crescent Parkway
(Street number and name)
Suite 600
	Greenwood Village	CO	80111
	(City)	(State)	(ZIP/Postal Code)

	(Province – if applicable)	(Country)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

	(City)	(State)	(ZIP/Postal Code)

.
	(Province – if applicable)	(Country)

3.	The converting entity has been converted into the resulting entity pursuant to section 7-90-201.7, C.R.S.

4.	(Mark the applicable box and complete the statement. Caution: Mark only one box.)

☐	The resulting foreign entity does not maintain a registered agent in this state and service of process may be addressed to the entity and mailed to the principal address pursuant to section 7-90-704 (2), C.R.S.

OR

☒	The resulting foreign entity maintains a registered agent to accept service pursuant to section 7-90- 204.5, C.R.S. The person appointed as registered agent has consented to being so appointed. Such registered agent’s name and address are

Name (if an individual)	Miller	Bruce	G
	(Last)	(First)	(Middle) (Suffix)
OR

(if an entity)
(Caution: Do not provide both an individual and an entity name.)

Street address	8400 East Crescent Parkway
(Street number and name)
Suite 600
	Greenwood Village	CO	80111
	(City)	(State)	(ZIP Code)

Mailing address
(leave blank, if same as street address)	(Street number and name or Post Office Box information)

CO
	(City)	(State)	(ZIP Code)

5.	(If applicable, adopt the following statement by marking the box and include an attachment.)

☒	This document contains additional information as provided by law.

6.	(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document are	.
(mm/dd/yyyy hour:minute am/pm)

CONV_FOR_1	Page 2 of 3	Rev. 02/26/2008

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

7.	The true name and mailing address of the individual causing this document to be delivered for filing are

Walter	Robert	W
(Last)	(First)	(Middle) (Suffix)

9660 East Prentice Circle
(Street number and name or Post Office Box information)

Greenwood Village	CO	80111-3400
(City)	(State)	(ZIP/Postal Code)

.
(Province – if applicable)	(Country)

(If applicable, adopt the following statement by marking the box and include an attachment.)

☐	This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

CONV_FOR_1	Page 3 of 3	Rev. 02/26/2008